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                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               USDATA CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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                                 [USDATA LOGO]

                                 www.usdata.com

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                             -- SEPTEMBER 7, 2000 --

Dear USDATA Corporation Stockholder:

A special meeting of stockholders of USDATA Corporation will be held on Thursday, September 7, 2000, at 10:00 a.m. local time, at our headquarters located at 2435 North Central Expressway, Richardson, TX 75080-2722. You will find directions to the meeting on our web site at www.usdata.com.

Only stockholders who owned stock at the close of business on August 17, 2000, can vote at this meeting or any adjournments that may take place. At the meeting, we will:

     o request approval of a proposal to potentially issue shares of common stock, upon conversion of our series B preferred stock, that may be equal to or in excess of 20% of the number of shares of common stock outstanding,

     o request approval of a proposal to amend our certificate of incorporation to amend the terms of the existing series A preferred stock,

     o request approval of a proposal to amend our certificate of incorporation to increase the number of authorized shares of common stock from 22,000,000 to 40,000,000, and

     o   attend to any other business properly presented at the meeting.

You will have an opportunity at the meeting to ask questions, make comments and meet our management team.

All stockholders are cordially invited to attend the meeting. No admission tickets are required. Whether or not you expect to attend the meeting, please fill in, date and sign the accompanying proxy card and mail it promptly in the enclosed envelope.

NO MATTER HOW MANY SHARES YOU HOLD, WE CONSIDER YOUR VOTE IMPORTANT AND WE ENCOURAGE YOU TO VOTE AS SOON AS POSSIBLE.

This proxy statement and accompanying proxy card are being mailed to stockholders beginning on or about August 21, 2000, in connection with the solicitation of proxies by the board of directors.

Please contact Robert L. Drury, Secretary and Chief Financial Officer, at (972) 680-9700 with any questions.

Sincerely,


/s/ ROBERT A. MERRY                                  /s/ ROBERT L. DRURY

Robert A. Merry                                      Robert L. Drury
Chief Executive Officer                              Secretary

August 18, 2000


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                              QUESTIONS AND ANSWERS
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Q:   WHO IS SOLICITING MY PROXY?
A: The board of directors is sending this proxy statement in connection with the solicitation of proxies for use at our special meeting of stockholders on September 7, 2000.

Q:   WHO IS ENTITLED TO VOTE?
A: Stockholders of record as of the close of business on August 17, 2000, may vote at the annual meeting.

Q:   HOW MANY SHARES CAN VOTE?
A: On July 31, 2000, there were 13,974,596 shares of common stock issued and outstanding and 50,000 shares of series A preferred stock issued and outstanding. Every holder of common stock may cast one vote for each share of common stock owned. Every holder of series A preferred stock may cast approximately 23 votes for each share of series A preferred stock owned. The number of votes that the holder of each share of series A preferred stock is entitled to is calculated by dividing the liquidation amount of $100 (plus accrued but unpaid dividends of $8.00 per share per year commencing on August 6, 1999) by $4.65.

Q:   WHAT MAY I VOTE ON?
A: There are three proposals on which you may vote. You may vote on the proposal to potentially issue shares of common stock, upon conversion of our series B preferred stock, that may be equal to or in excess of 20% of the number of shares of common stock outstanding; the proposal to amend our certificate of incorporation to amend the terms of the existing series A preferred stock; and the proposal to amend our certificate of incorporation to increase the number of authorized shares of common stock from 22,000,000 to 40,000,000.

Q:   HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?
A: The board of directors recommends a vote FOR each of the three proposals on which you may vote.

Q:   HOW DO I VOTE?
A: Sign and date each proxy card you receive, mark the boxes indicating how you wish to vote, and return the proxy card in the prepaid envelope provided.

     If you sign your proxy card but do not mark any boxes showing how you wish to vote, Robert A. Merry and Robert L. Drury will vote your shares as recommended by the board of directors.

Q:   WHAT IF I HOLD MY SHARES IN A BROKERAGE ACCOUNT?
A: If you hold your shares through a broker, bank or other nominee, you will receive a voting instruction form directly from them describing how to vote your shares. This form will, in most cases, offer you the following ways to vote:

     o   by telephone,
     o   via the Internet, or
     o   by returning the form to your broker.

Q:   WHAT IF I WANT TO CHANGE MY VOTE?
A: You may change your vote at any time before the meeting in any of the following ways:

     o   notifying our corporate secretary, Robert L. Drury, in writing,
     o   voting in person at the meeting, or
     o   submitting a proxy card with a later date.


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     If you hold your shares through a broker, bank or other nominee and wish to vote at the meeting, you must obtain a legal proxy from that nominee authorizing you to vote at the meeting. We will be unable to accept a vote from you at the meeting without that form. If you hold your shares directly and wish to vote at the meeting, no additional forms will be required.

Q: WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL TO POTENTIALLY ISSUE SHARES OF COMMON STOCK, UPON CONVERSION OF OUR SERIES B PREFERRED STOCK, THAT MAY BE EQUAL TO OR IN EXCESS OF 20% OF THE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING?
A: To approve the proposal to potentially issue shares of common stock, upon conversion of our series B preferred stock, that may be equal to or in excess of 20% of the number of shares of common stock outstanding, a quorum must be present and voting on the proposal, and a majority of the votes cast must be in favor of the proposal. In addition, holders of a majority of the outstanding shares of series A preferred stock, voting as a separate class, must vote in favor of the proposal.

Q: WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO AMEND THE TERMS OF THE EXISTING SERIES A PREFERRED STOCK?
A: To approve the proposal to amend our certificate of incorporation to amend the terms of the existing series A preferred stock, a quorum must be present and voting on the proposal and the holders of a majority of all of our outstanding common stock must be in favor of the proposal. In addition, holders of a majority of the outstanding shares of series A preferred stock, voting as a separate class, must vote in favor of the proposal.

Q: WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 22,000,000 TO 40,000,000?
A: To approve the proposal to amend our certificate of incorporation to increase the number of authorized shares of common stock from 22,000,000 to 40,000,000, a quorum must be present and voting on the proposal and the holders of a majority of all of our outstanding common stock must be in favor of the proposal. In addition, holders of a majority of the outstanding shares of series A preferred stock, voting as a separate class, must vote in favor of the proposal.

Q:   WHO WILL COUNT THE VOTES?
A: One or more of our representatives will count the votes and act as the judge of elections.

Q:   WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?
A: Your shares may be registered differently or may be in more than one account. We encourage you to have all accounts registered in the same name and address (whenever possible). You may obtain information about how to do this by contacting our transfer agent at:

         ChaseMellon Stockholder Services
         85 Challenger Road
         Ridgefield Park, NJ 07660
         (toll-free telephone 800-526-0801)

     If you provide ChaseMellon with photocopies of the proxy cards that you receive or with the account numbers


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     that appear on each proxy card, it will be easier for ChaseMellon to combine your accounts.

     You also can find information on transferring shares and other useful stockholder information on their web site at www.chasemellon.com.

Q:   WHAT IS A QUORUM?
A: A quorum is a majority of the outstanding shares of common stock able to vote at the special meeting. In addition, the votes that may be cast by the holders of the series A preferred stock are included in the calculation of a quorum, on an as converted basis. The shares may be represented at the meeting either in person or by proxy. To hold the special meeting, there must be a quorum present.

Q:   WHAT IS THE EFFECT IF I ABSTAIN OR FAIL TO GIVE INSTRUCTIONS TO MY BROKER?
A: If you submit a properly executed proxy, your shares will be counted as part of the quorum even if you abstain from voting.

     Broker non-votes also are counted as part of the quorum. A broker non-vote occurs when banks, brokers or other nominees holding shares on behalf of a stockholder do not receive voting instructions from the stockholder by a specified date before the meeting. In this event, banks, brokers and other nominees may vote those shares on matters deemed routine.

     The three proposals upon which you may vote at the special meeting are considered non-routine matters. Therefore, brokers, banks or other nominees will not be able to vote on these matters without instructions from the stockholder. This will result in a "broker non-vote" on these matters equal to the number of shares for which the brokers do not receive specific voting instructions.

     Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and have the effect of negative votes. A "withheld" vote is treated the same as an abstention. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Q:   WHO CAN ATTEND THE MEETING?
A: All stockholders are encouraged to attend the meeting. Admission tickets are not required.

Q:   ARE THERE ANY EXPENSES ASSOCIATED WITH COLLECTING THE STOCKHOLDER VOTES?
A: We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes at this time.

Q:   WHAT IS A STOCKHOLDER PROPOSAL?
A: A stockholder proposal is your recommendation or requirement that we or our board of directors take action on a matter that you intend to present at a meeting of stockholders. Under the proxy rules we have the ability to exclude certain matters proposed, including those that deal with matters relating to our ordinary business operations.

Q:   CAN ANYONE SUBMIT A STOCKHOLDER PROPOSAL?
A: To be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1%, of our common stock for at least one year by the date you submit your proposal.


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     You also must continue to hold those securities through the date of the special meeting.

Q: IF I WISH TO SUBMIT A STOCKHOLDER PROPOSAL FOR THE ANNUAL MEETING IN 2001, WHAT ACTION MUST I TAKE?
A: If you wish us to consider including a stockholder proposal in the proxy statement for the annual meeting in 2001, you must submit the proposal, in writing, so that we receive it no later than December 19, 2000. The proposal must meet the requirements established by the Securities and Exchange Commission. Send your proposal to:

         Robert L. Drury, Secretary
         USDATA Corporation
         2435 North Central Expressway
         Richardson, TX 75080-2722

     As to any proposal presented by a stockholder at the annual meeting that has not been included in the proxy statement, management proxies will be allowed to use their discretionary voting authority unless we receive notice of such proposal no later than March 4, 2001.

Q:   WHO ARE OUR LARGEST STOCKHOLDERS?
A: As of July 31, 2000, Safeguard Scientifics, Inc., beneficially owns approximately 38.8%, Technology Leaders I L.P. beneficially owns approximately 10.4%, Technology Leaders II L.P. beneficially owns approximately 10.4%, and other directors and executive officers, as a group, beneficially own approximately an additional 4.2%, of the common stock. As of July 31, 2000, Bob B. Midyett owned approximately 7.0% of the common stock. At that date, no other stockholder owned more than 5% of our common stock. Safeguard Scientifics, Inc. beneficially owns all of the outstanding series A preferred stock.


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    PROPOSAL TO POTENTIALLY ISSUE SHARES OF COMMON STOCK, UPON CONVERSION OF
         OUR SERIES B PREFERRED STOCK, THAT MAY BE EQUAL TO OR IN EXCESS
           OF 20% OF THE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING
                            ITEM 1 ON THE PROXY CARD
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PROPOSAL

The board of directors recommends that the stockholders approve the following resolution:

     RESOLVED, that the proposal of the board of directors to authorize the potential issuance of shares of common stock, upon conversion of our series B preferred stock, that may be equal to or in excess of 20% of the number of shares of common stock outstanding is hereby approved and adopted.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO POTENTIALLY ISSUE SHARES OF COMMON STOCK, UPON CONVERSION OF OUR SERIES B PREFERRED STOCK, THAT MAY BE EQUAL TO OR IN EXCESS OF 20% OF THE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING. Approval of this proposal requires a majority of the votes cast at a meeting at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy, and voting on the proposal. In addition, approval of the proposal requires the vote of the holders of a majority of the outstanding shares of series A preferred stock. The board of directors believes that Safeguard Scientifics, Inc. (Safeguard), Technology Leaders I L.P. and Technology Leaders II L.P. intend to vote their shares in favor of the proposal. Safeguard, through an affiliate, participates in the management of Technology Leaders I L.P. and Technology Leaders II L.P. In this event, the proposal will be assured passage based on the ownership of these entities. In the event the proposal is not approved, the proposed investment described in this proxy statement is expected to not occur.

BACKGROUND

On August 6, 1999, we acquired the assets of SmartShop Software, Inc. (Idaho). In connection with this transaction, an affiliate of Safeguard Scientifics, Inc. (Safeguard), our primary stockholder, provided us with an investment of $10,000,000 to assist us in creating and launching a new division, called eMake, based in part on the purchased assets. The investment by Safeguard was in the form of a private placement of 1,204,819 shares of our common stock for a purchase price of $5,000,000 and 50,000 shares of our series A preferred stock for a purchase price of $5,000,000.

The eMake division is focused on Internet applications for manufacturing. The assets of the eMake division, including a number of our contracts and other assets and all of the capital stock of SmartShop Software, Inc. (Delaware), the entity that purchased the SmartShop Software, Inc. (Idaho) assets, recently were contributed to a newly-formed subsidiary named eMake Corporation. At the time of the contribution, SmartShop Software, Inc. (Delaware) became a wholly owned subsidiary of eMake Corporation and shortly thereafter changed its name to eMake Solutions, Inc.

Following the August 1999 investment, the board of directors continued to explore various financing alternatives for raising additional capital to fund the continued development and expansion of the eMake division's operations. The alternatives considered by the board of directors included raising additional capital through public and private offerings of our equity


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securities, the potential spin-off of the eMake division, the public or private offering of equity securities of a new entity created with the assets of the eMake division and various other potential sources of capital.

At a meeting on November 8, 1999, the board of directors authorized us to accelerate the development and launch of eMake and its products and to begin negotiations with interested parties for the purpose of raising additional capital for eMake. Based on this authorization, our management began exploring capital raising alternatives.

One of the alternative sources of capital explored by our management was an additional investment by Safeguard or one or more of its affiliated or related entities. Based on the expected terms of the proposed alternative and the timing of eMake's capital needs, our management determined that an additional investment by Safeguard would represent a benefit to us and eMake.

Our management presented and discussed the status of their review of financing sources with the board of directors at a meeting of the board of directors held on April 6, 2000. This discussion included a discussion of the terms of a proposed investment by Safeguard. In considering this alternative, the board of directors examined the our financial needs for the development of the eMake business, the economic value and impact of the terms of the proposed transaction, the expected timetable for obtaining other sources of capital, our longstanding relationship with Safeguard and the quality of its operations and personnel and various other factors.

After exploring each of the alternatives in detail, including the Safeguard proposal, the board of directors determined that an additional investment by Safeguard presented an economically desirable and viable method of raising additional capital for the development of the eMake business in the time period desired by the board of directors. This determination was based on the analysis conducted by the board of directors in consultation with its financial and legal advisors and with our management.

In this regard, at its April 6, 2000 meeting, the board of directors unanimously approved the proposed investment by Safeguard, subject to further modifications as made by our management.

Based on the size of Safeguard's ownership of our equity securities, and the fact that Safeguard and one of its related private equity funds are the proposed investors, the board of directors determined that it was prudent to conduct a more thorough review of the proposed transaction. In this regard, the board of directors made its approval of the proposed investment conditional upon approval by a special committee of the board of directors appointed to examine the fairness of the proposed investment, from a financial point of view, to our stockholders other than Safeguard.

At the April 6, 2000 meeting, the board of directors unanimously approved the creation of a special committee and the appointment to the special committee of two directors who were not employed by or affiliated with Safeguard. The two members of the special committee are Max D. Hopper and Robert A. Merry. The special committee was given broad authority to take the steps it determined were necessary to review whether the proposed investment by Safeguard was fair to our other stockholders and to report to the board of directors regarding its approval or disapproval of the proposed investment.

In connection with a review of the proposed investment, the board of directors and the special committee began discussions with Howard, Lawson & Co., LLC (Howard, Lawson) regarding the proposed transaction. On May 12, 2000, Howard, Lawson reported their preliminary results to the board of directors regarding the comparative market valuation research


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and discounted cash flow analysis in connection with a potential valuation of us and eMake.

At a meeting of the special committee held on July 3, 2000, the special committee reviewed the updated terms of the proposed investment by Safeguard. At this meeting, the special committee directed our management to separately engage Howard, Lawson on behalf of the special committee to act as its financial advisor in reviewing the fairness of the proposed investment, from a financial point of view, to our stockholders other than Safeguard.

Although Howard, Lawson had previously provided services to us in connection with financial advisory matters, the special committee determined that based on the reputation of Howard, Lawson and its familiarity with us and our industry, it would be in the best position to provide a fairness review on the timetable desired by the special committee.

The special committee separately engaged Howard, Lawson pursuant to an engagement letter dated as of July 12, 2000. In connection with the consideration by the special committee of the fairness of the proposed investment, Howard, Lawson was asked under the terms of the engagement letter to perform various financial analyses and deliver to the special committee the opinion based on such analyses.

In preparing its analysis, Howard, Lawson met with the special committee and representatives of our management on July 23 and 24, 2000. Based on these meetings, other discussions with the special committee and our management, a review of the economic terms of the proposed transaction and an analysis of market conditions, Howard, Lawson prepared its opinion letter and materials in support of the opinion dated July 28, 2000. The opinion and materials in support of the opinion were delivered to the special committee and discussed in detail at a meeting of the special committee held on July 28, 2000.

In preparing and delivering its opinion at the meeting, Howard, Lawson discussed the following with the special committee, among other things:

o  the background of the proposed investment and development of eMake;

o the terms of the proposed transaction, including a review of draft transaction documents;

o a review and analysis of our current and pro forma financial position, capitalization and market valuation and that of eMake;

o a review of the capitalization of eMake post investment and the pre- and post-investment values of eMake;

o  an analysis of our historical trading price and volume history;

o a conversion price analysis based on trading prices and a protective put pricing analysis;

o an analysis of the terms and pricing of relevant private investments in public companies during a selected period;

o a review of our historical financial performance and how it compares to relevant publicly-traded guideline companies; and

o an analysis of the projected financial performance of eMake based on a discounted cash flow analysis and a comparison with relevant publicly-traded guideline companies.

In preparing its opinion, Howard, Lawson, among other things, reviewed and analyzed the materials it deemed relevant regarding us, eMake and the proposed investment, including:

o  recent financial reports for us and eMake;

o  financial projections for us and eMake as prepared by management;

o  drafts of the documents relating to the proposed investment;

o  documents relating to Safeguard's August 1999 investment;

o  selected periods of our historical stock price and volume information;


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o  publicly available financial and market price information regarding relevant companies and transactions;

o the relative size of the block of stock (on an as converted basis) and the degree of control represented by the proposed investment; and

o the impact and effect on value of any marketability restrictions on the securities issued in the proposed investment.

Howard, Lawson has included a number of limiting conditions in its opinion, including the following:

o the information provided to it has not been independently verified, and it has relied on the completeness and accuracy of all information;

o it has not made any independent appraisals or evaluations of our assets, the assets of eMake and has not made any audit of our or eMake's financial statements that were prepared by management;

o it has relied on management's representations concerning financial statements provided to it;

o it has assumed that all financial forecasts and information regarding our and eMake's future prospects reflect the best currently available estimates and judgments of management;

o it has relied on us to advise it if any information provided to it became inaccurate or was required to be updated;

o it did not represent us in the proposed investment nor did it seek alternatives to the proposed investment on our behalf;

o it has assumed the proposed investment will have no tax impact on us or eMake, but has not independently verified the tax treatment; and

o its analysis does not incorporate or provide an opinion on the effects of future transactions on our future market price.

Based on a review of the information set forth in its opinion, and subject to the limiting conditions contained in its opinion, the opinion provides that the proposed investment is fair, from a financial point of view, to our stockholders other than investors in the investment.

THE OPINION OF HOWARD, LAWSON IS DIRECTED SOLELY TO THE SPECIAL COMMITTEE FOR ITS CONSIDERATION IN CONNECTION WITH THE PROPOSED INVESTMENT, AND IS NOT A RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER THE INVESTMENT IS IN THAT STOCKHOLDER'S BEST INTEREST OR AS TO WHETHER ANY STOCKHOLDER SHOULD VOTE FOR OR AGAINST THE PROPOSAL.

THE FULL TEXT OF THE WRITTEN OPINION OF HOWARD, LAWSON IS ATTACHED AS APPENDIX A AND CONTAINS QUALIFICATIONS, ASSUMPTIONS MADE, MATTERS CONSIDERED, AREAS OF RELIANCE ON OTHERS, AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION. THE SUMMARY DESCRIPTION OF THE OPINION CONTAINED ABOVE IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF THE OPINION. THE FULL TEXT OF THE OPINION SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONNECTION WITH THIS PROXY STATEMENT.

After analyzing the proposed investment in detail, and after considering the study, presentation and opinion of Howard, Lawson, the special committee unanimously approved the proposed investment with Safeguard at the July 28, 2000 meeting. At a meeting held on August 3, 2000, the board of directors ratified its prior approval of the proposed investment based on the approval of the proposed investment by the special committee, and also ratified the actions of the special committee.

PURPOSE

We are subject to a variety of corporate governance standards that are imposed by The Nasdaq Stock Market because our common stock is listed on the Nasdaq


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National Market. Specifically, we must comply with Rule 4460 of The Nasdaq Stock
Market. This rule requires, among other things, that we obtain stockholder approval prior to the sale or issuance of a number of shares of common stock (or securities convertible into or exchangeable for common stock) equal to or in excess of 20% of the number of shares of common stock outstanding prior to the issuance if the issuance is for a purchase price that is less than the greater of the book or market value of the common stock.

Under the terms of the proposed investment, we may under some circumstances be required to issue shares of common stock that equal or exceed the 20% threshold of the rule. In addition, we are offering the eMake series A preferred stock at a price that, if converted into our series B preferred stock and then converted into our common stock, the corresponding price for our common stock may be at a discount to the market price of our common stock. Accordingly, to the extent these conditions are met, we are seeking stockholder approval to authorize the issuance of the shares of common stock that may be received upon the conversion of our series B preferred stock into our common stock.

PROPOSED INVESTMENT

On August 4, 2000, we entered into a securities purchase agreement among us, eMake, an affiliate of Safeguard Scientifics, Inc. (Safeguard 2000 Capital, L.P.) and SCP Private Equity Partners II, L.P. Safeguard Scientifics, Inc., through an affiliate, participates in the management of and is a general partner of SCP Private Equity Partners II, L.P. Pursuant to the securities purchase agreement eMake, among other things, will issue shares of its series A preferred stock (specifically series A-1 and A-2) and a warrant to purchase additional shares of eMake series A preferred stock.

The proposed investment will have additional terms than those described in this proxy statement. These terms impact the ability of eMake to take, and may require the consent of the holders of the eMake series A preferred stock to take, a variety of corporate actions. These terms also may impact our ability to sell or transfer our common stock of eMake.

The purchase price for the eMake series A preferred stock will be $26,500,000, in the amount of $13,250,000 for each of the two investors. The purchase price payable by Safeguard, and a portion of the purchase price payable by SCP Private Equity Partners, will be used to offset advances made to us and eMake pursuant to a series of notes we and eMake have entered into with Safeguard. The proceeds from these notes has primarily been used to fund the development of eMake's products and its operations.

For this purchase price, eMake will issue to each investor 5,300,000 shares of eMake series A preferred stock. In addition, eMake will issue to each investor a warrant to purchase additional shares of series A preferred stock. The number of shares of series A preferred stock for which the warrant may be exercised is based on performance criteria for eMake's software products as of June 30, 2001. If, on that date, eMake has not met the performance criteria, the warrant becomes exercisable for a sliding number of shares of series A preferred stock based on the relative differential between the performance criteria and the actual performance of eMake.

Under the terms of the warrant, the minimum number of shares of series A preferred stock for which each warrant may be exercised is zero and the maximum number of shares is 5,300,000. The exercise price for each share of series A preferred stock that may be purchased pursuant to the warrants will be $0.01.

The warrants become exercisable upon the earliest to occur of one of the following events, but in no case sooner than July 1, 2001:

o  June 1, 2006;

o  the liquidation or winding up of eMake;

o  the sale of all or substantially all of the assets and properties of eMake;

o a merger, consolidation or similar transaction involving eMake where eMake is not the surviving entity;

o  a public offering of securities by eMake;

o when we cease to own sufficient voting securities to include eMake in our consolidated financial statements; or

o upon the exchange of the last outstanding share of eMake series A preferred stock into our series B preferred stock.

Each share of eMake series A preferred stock initially may be converted into one share of eMake common stock (specifically Class A and Class B, depending on the investor), at the option of the holder. Upon the issuance of securities by eMake for a price of less than the $2.50 per share of eMake series A preferred stock paid by the investors, the conversion ratio may be increased. A variety of issuances of securities are not subject to these provisions, including securities issued to employees under stock incentive plans, securities issued in mergers approved by the eMake board of directors, securities issued upon conversion of outstanding securities of eMake and similar events.

Pursuant to exchange agreements that we will enter into in connection with the proposed investment, each share of series A preferred stock alternatively may be exchanged at the option of the holder for our series B preferred stock. The right to exchange will commence on the closing date of the proposed investment and end on the earlier of June 30, 2006 or the date the holder no longer owns any shares of eMake series A preferred stock.

Initially, each share of eMake series A preferred stock may be exchanged pursuant to the exchange agreement for 0.025 shares of our series B preferred stock. This exchange ratio is subject to an equitable adjustment based on a change in our series B preferred stock or eMake's series A preferred stock due to stock dividends, stock splits, mergers and similar events.

SERIES B PREFERRED STOCK

Our certificate of incorporation grants the board of directors discretion in creating and authorizing series of preferred stock and issuing shares of those series. In accordance with this discretion, in connection with the proposed investment, the board of directors will create a new series of preferred stock designated as series B preferred stock. The series B preferred stock potentially may be issued to holders of eMake series A preferred stock that exchange those shares pursuant to the exchange agreements.

A summary of the rights and privileges of the holders of series B preferred stock follows:

o The series B preferred stock will be on parity with the series A preferred stock with respect to dividends, rights on liquidation, dissolution and winding up and redemption rights.

o Holders of series B preferred stock will be entitled to cumulative dividends at the rate of $8.00 per share per year. Dividends will be payable in additional shares of series B preferred stock upon being declared by the board of directors or upon conversion of the shares of series B preferred stock to common stock.

o In the event of our liquidation, dissolution or winding up the holders of the series B preferred stock will receive an amount equal to $100 per share, plus any accrued but unpaid dividends, prior to any other stockholders receiving any distributions (other than holders of series A preferred stock). After the payment of this amount, the holders of the series B preferred stock will then be entitled to receive with the other stockholders a pro rata portion of our remaining assets, determined on an as converted basis, up to a maximum of $500 per share.

o On matters submitted to stockholders, holders of shares of series B preferred stock will be entitled to the number of votes equal to the number of whole shares of our common stock into which the shares of series B preferred stock may be converted. Except as otherwise required by law, holders of series B preferred stock vote with holders of series A preferred stock as a single class.

o Holders of series B preferred stock have the right to convert the series B preferred stock, at their option, into shares of our common stock. Initially, the conversion ratio is determined by dividing $100.00, plus accrued but unpaid dividends, by the initial price of $6.09 per share. This ratio is subject to adjustment for some types of dilutive issuances.

o As long as shares of series B preferred stock remain outstanding, the vote of holders of two-thirds of the then outstanding shares of series B preferred stock, voting as a separate class, is necessary for us to modify the rights of the holders of the series B preferred stock, increase the authorized number of or issue any series B preferred stock other than for the payment of dividends, authorize any equity security senior to or on parity with the series B preferred stock with respect to dividends, liquidation rights or redemption rights or redeem or acquire any shares of series B preferred stock or series A preferred stock other than some forms of repurchases from employees and others performing services for us.

A more detailed description of the rights and privileges of the series B preferred stock can be found in the Amended and Restated Certificate of Designation for Series A Preferred Stock and Series B Preferred Stock of USDATA Corporation, attached as Appendix B.

--------------------------------------------------------------------------------
             PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO
            AMEND THE TERMS OF THE EXISTING SERIES A PREFERRED STOCK
                            ITEM 2 ON THE PROXY CARD
--------------------------------------------------------------------------------

PROPOSED AMENDMENT

The board of directors recommends that the stockholders approve the following resolutions:

     RESOLVED, that the proposal of the board of directors to amend the certificate of incorporation to amend and restate the terms of the Series A Preferred Stock in accordance with the terms Amended and Restated Certificate of Designation for Series A Preferred Stock and Series B Preferred Stock of USDATA Corporation is hereby approved and adopted; and it is further

     RESOLVED, that at any time prior to the filing of the amendment to the certificate of incorporation with the Secretary of State of the State of Delaware, the board of directors is authorized and empowered to abandon such amendment without further action by the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION. Approval of this amendment requires the vote of a majority of our outstanding voting securities cast at a meeting at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy, and voting on the amendment. In addition, approval of the amendment requires the vote of the holders of a majority of the outstanding shares of series A preferred stock. The board of directors believes that Safeguard, Technology Leaders I L.P. and Technology Leaders II L.P. intend to vote their shares in favor of the proposal. Safeguard, through an affiliate, participates in the management of Technology Leaders I L.P. and Technology Leaders II L.P. In this event, the proposal will be assured passage based on the ownership of these entities. In the event the proposal is not approved, the proposed investment described in this proxy statement is expected to not occur.

BACKGROUND

On August 6, 1999, we issued 50,000 shares of series A preferred stock to an affiliate of Safeguard Scientifics, Inc. for a purchase price of $5,000,000. Holders of the series A preferred stock have the rights and privileges that are described in our certificate of incorporation, in particular the Certificate of Designation for Series A Preferred Stock of USDATA Corporation.

PURPOSE

In connection with the securities purchase agreement we entered into in connection with the eMake transaction described in proposal one above, we agreed to amend the terms of the series A preferred stock. One of the closing conditions of the securities purchase agreement is that we amend our certificate of incorporation to amend the terms of the series A preferred stock in accordance with the Amended and Restated Certificate of Designation for Series A Preferred Stock and Series B Preferred Stock of USDATA Corporation.

In deciding to amend the terms series A preferred stock, the board of directors considered many factors, including those described in more detail in proposal one above. In addition, the board of directors considered the impact of the changes on the existing rights and privileges of the holders of the series A preferred stock. Based on these factors, the board of directors believes that it is in our best interests to amend the certificate of incorporation to amend and restate the terms of the series A preferred stock.

AMENDMENT OF TERMS OF SERIES A PREFERRED STOCK

A detailed description of the rights and privileges of the series A preferred stock can be found in the Amended and Restated Certificate of Designation for Series A Preferred Stock and Series B Preferred Stock of USDATA Corporation, attached as Appendix B. A summary of the proposed amendment of the terms of the series A preferred stock is as follows:

o Currently, we are prohibited from authorizing or issuing any equity securities that are senior to or on parity with the series A preferred stock. The amended certificate of designation provides that the series B preferred stock will be on parity with the series A preferred stock with respect to dividend rights, rights on liquidation, dissolution and winding up and redemption rights.

o Currently, any accumulated dividends on the series A preferred stock bear interest at the rate of 8% per year compounded annually. The amended certificate of designation eliminates the payment of interest on any accumulated dividends on the series A preferred stock.

o Currently, in the event of our liquidation, dissolution or winding up the holders of the series A preferred stock will receive an amount equal to $100 per share, plus any accrued but unpaid dividends and interest on dividends, prior to any other stockholders receiving any distributions. After the payment of this amount, the holders of the series A preferred stock would then be entitled to receive with the other stockholders a pro rata portion of our remaining assets, determined on an as converted basis. The amended certificate of designation limits the distributions payable to the holders of the series A preferred under these events to a maximum of $500 per share.

o Currently, at any time after December 31, 2002 the holders of a majority of the outstanding shares of series A preferred stock may require that we redeem all of the outstanding shares of series A preferred stock at a price equal to $100 per share, plus any accrued but unpaid dividends and interest on dividends. The amended certificate of designation eliminates the ability of the holders of the series A preferred stock to require us to redeem their shares.

o Currently, the holders of the series A preferred stock may convert shares into common stock or into the common stock of any of our direct or indirect subsidiaries of which we own more than 50% of that subsidiary's outstanding voting securities. The number of shares of subsidiary common stock that may be received upon this type of conversion currently is determined by dividing the fair market value (as determined in the certificate of incorporation) of our common stock that may be received by the conversion of the shares and dividing that amount by the fair market value of the common stock of the subsidiary.

     For example, each share of series A preferred stock currently may be converted into approximately 23 shares of our common stock, calculated by dividing the $100 liquidation amount plus accrued dividends and interest by the initial conversion price of $4.65. Based on an assumed fair market value of our common stock of $6.09 per share, each share of series A preferred stock would currently be convertible into approximately $140 worth of common stock of a subsidiary.

     The amended certificate of designation modifies the conversion ratio so that each share of series A preferred stock may be converted into shares of subsidiary common stock with a fair market value of the liquidation amount of the series A preferred stock plus accrued dividends. In the example above, each share of series A preferred stock would be convertible into approximately $108 worth of common stock of a subsidiary.

o The amended certificate of designation also provides that holders of series A preferred stock may not convert their shares into the common stock of eMake until one of the following events occur:

     -   June 1, 2006;
     -   the liquidation or winding up of eMake;
     - the sale of all or substantially all of the assets and properties of eMake;
     - a merger, consolidation or similar transaction involving eMake where eMake is not the surviving entity;
     -   a public offering of securities by eMake; or
     - when we cease to own sufficient voting securities to include eMake in our consolidated financial statements.

o Currently, the vote or written consent of a majority of the holders of the series A preferred stock, voting as a separate class, is required in order for us to, among other things:

     - merge or consolidate with any entity or sell lease or convey any substantial amount of our assets that is more than a change in corporate form or in which we are not the surviving entity;
     -   amend or modify our certificate of incorporation or bylaws; or
     - amend or modify any existing employee stock plan or create a new employee stock plan.

     The amended certificate of designation eliminates the requirement that we obtain the consent of the holders of a majority of the series A preferred stock for these events. However, the amended certificate of designation adds the requirement that we obtain the consent of a majority of the holders of the series A preferred stock prior to allowing any of our subsidiaries other than eMake to issue more than one class of capital stock.

The terms of the series A preferred stock also include an equitable adjustment to the amounts receivable by the holders of the series A preferred stock for stock dividends, stock splits, combinations, reorganizations, recapitalizations, reclassifications and similar events. For purposes of the summary contained in this proxy statement, the effect of these types of events has been omitted. The Amended and Restated Certificate of Designation for Series A Preferred Stock and Series B Preferred Stock of USDATA Corporation contain a detailed description of the impact of these events.

ANTI-TAKEOVER EFFECT

The amended certificate of designation as it relates to amending and restating the terms of the series A preferred stock is not expected to have an anti-takeover effect.

--------------------------------------------------------------------------------
              PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                    FROM TWENTY-TWO MILLION TO FORTY MILLION
                            ITEM 3 ON THE PROXY CARD
--------------------------------------------------------------------------------

PROPOSED AMENDMENT

The board of directors recommends that the stockholders approve the following resolutions:

     RESOLVED, that the proposal of the board of directors to amend the certificate of incorporation to increase the number of shares of common stock authorized to be issued from 22,000,000 to 40,000,000 is hereby approved and adopted; and it is further

     RESOLVED, that at any time prior to the filing of the amendment to the certificate of incorporation with the Secretary of State of the State of Delaware, the board of directors is authorized and empowered to abandon such amendment without further action by the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION. Approval of this amendment requires the vote of a majority of our outstanding voting securities cast at a meeting at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy, and voting on the amendment. In addition, approval of the amendment requires the vote of the holders of a majority of the outstanding shares of series A preferred stock. The board of directors believes that Safeguard, Technology Leaders I L.P. and Technology Leaders II L.P. intend to vote their shares in favor of the proposal. Safeguard, through an affiliate, participates in the management of Technology Leaders I L.P. and Technology Leaders II L.P. In this event, the proposal will be assured passage based on the ownership of these entities. In the event the proposal is not approved, the proposed investment described in this proxy statement is expected to not occur.

If the proposal is approved, the first paragraph of Article IV of the certificate of incorporation will be replaced with the following:

     "ARTICLE IV: The Corporation shall be authorized to issue 42,200,000 shares which are divided into two classes consisting of (a) 40,000,000 shares of Common Stock, par value $.01 per share, and (b) 2,200,000 shares of Preferred Stock, par value $.01 per share."

The remainder of Article IV will not be amended and will remain unchanged in its entirety.

BACKGROUND

Our certificate of incorporation currently provides that 22,000,000 shares of common stock are authorized to be issued. The board of directors has unanimously approved and adopted, subject to stockholder approval, an amendment to the certificate of incorporation that increases the number of shares of common stock authorized to be issued from 22,000,000 shares to 40,000,000 shares.

As of July 31, 2000, there were 13,974,596 outstanding shares of common stock and 2,924,517 shares of common stock that were reserved for issuance upon conversion of the outstanding series A preferred stock and pursuant to options granted under our stock option plans. On a fully diluted basis as of that date, 16,899,113 shares of common stock would be outstanding. As a result, as of that date we had available for issuance 5,100,887 additional shares of common stock.

PURPOSE

The authorization of an additional 18,000,000 shares of common stock as contemplated by the proposal would give the board of directors the authority, without further stockholder action, to issue shares of common stock from time to time as the board of directors deems necessary or advisable.

The additional shares of common stock primarily will be reserved for the potential issuance of common stock, upon the conversion of the series B preferred stock, that potentially may be issued in connection with the eMake transaction that is discussed in proposal number one above.

Under the terms of the eMake transaction, up to an aggregate of 530,000 shares (plus additional shares pursuant to the accrual of dividends) of series B preferred stock may be issued upon conversion of the maximum number of series A preferred stock of eMake that may be issued in the eMake transaction (including pursuant to the warrants). Upon issuance, each share of series B preferred stock may be converted into 16.42 shares of common stock, subject to increase for dividends and dilutive issuances. If all 530,000 shares of series B preferred stock were issued (excluding the effect of dividends), these shares could be converted into an aggregate of 8,702,791 shares of common stock.

Taken together with the 16,899,113 shares of common stock currently outstanding on a fully diluted basis, there would be 25,601,904 shares of common stock outstanding. As a result, the additional shares of common stock authorized by the proposal will enable us to reserve sufficient shares for the issuance of the maximum number of shares of common stock that may be issued upon conversion of the series B preferred stock.

In addition, we believe that having available additional authorized shares of common stock will allow us greater flexibility in considering the potential future issuance of common stock for business and financial purposes. Except in connection with the financing described above, we currently have no specific plans to issue the additional shares of common stock that would be authorized by this proposal. The additional shares may be used for various purposes including, but not limited to, raising capital, acquisitions, providing equity incentives to employees, officers or directors and stock splits in the form of stock dividends.

ANTI-TAKEOVER EFFECT

Although the proposed increase in our authorized common stock could be construed as having anti-takeover effects, neither the board of directors nor our management views this proposal in that perspective. Nevertheless, we could use the additional shares to frustrate persons seeking to effect a takeover or otherwise gain control of us by, for example, privately placing shares to purchasers who might side with the board of directors in opposing a hostile takeover bid. We are not aware of any hostile takeover bid at this time. Shares of common stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the certificate of incorporation would not receive the requisite vote required. These uses of the common stock could render it more difficult or discourage an attempt to acquire control of us if any transactions were opposed by the board of directors.

RIGHTS OF COMMON STOCK

The additional shares of common stock will have rights identical to the currently outstanding common stock. The shares of common stock have no preemptive rights or other rights to subscribe for additional shares. Adoption of the proposed amendment and any issuance of the common stock would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the outstanding number of shares of common stock, such as dilution of earnings per share and voting rights of current holders of common stock.

The shares of series B preferred stock that potentially may be issued in connection with the conversion of the series A preferred stock of eMake have certain rights that are described in more detail in proposal one above.

--------------------------------------------------------------------------------
                STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                        AND GREATER THAN 5% STOCKHOLDERS
                               AS OF JULY 31, 2000
--------------------------------------------------------------------------------


                                                                                             SHARES
                                                                    OPTIONS               BENEFICIALLY
                                               SHARES             EXERCISABLE            OWNED ASSUMING
                                             BENEFICIALLY          WITHIN 60               EXERCISE OF         PERCENT OF
                 NAME                           OWNED                 DAYS                   OPTIONS             SHARES
--------------------------------------- --------------------- --------------------- ------------------------ --------------
Safeguard Scientifics, Inc.                     6,177,195                   0                 6,177,195            38.8%
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087
--------------------------------------- --------------------- --------------------- ------------------------ --------------
Technology Leaders I L. P.                      1,654,356                   0                 1,654,356            10.4%
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087
--------------------------------------- --------------------- --------------------- ------------------------ --------------
Technology Leaders II L. P.                     1,654,356                   0                 1,654,356            10.4%
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087
--------------------------------------- --------------------- --------------------- ------------------------ --------------
Bob B. Midyett                                  1,120,124                   0                 1,120,124             7.0%
--------------------------------------- --------------------- --------------------- ------------------------ --------------
Max D. Hopper                                           0              35,750                    35,750                *
--------------------------------------- --------------------- --------------------- ------------------------ --------------
Stephen J. Andriole, Ph.D.                              0                   0                         0                *
--------------------------------------- --------------------- --------------------- ------------------------ --------------
James W. Dixon                                     12,450              18,000                    30,450                *
--------------------------------------- --------------------- --------------------- ------------------------ --------------
Robert A. Merry                                         0             375,000                   375,000             2.4%
--------------------------------------- --------------------- --------------------- ------------------------ --------------
Jack L. Messman                                    69,225              18,000                    87,225                *
--------------------------------------- --------------------- --------------------- ------------------------ --------------
Arthur R. Spector                                   5,595              18,000                    23,595                *
--------------------------------------- --------------------- --------------------- ------------------------ --------------
Robert L. Drury                                     2,515              50,000                    52,515                *
--------------------------------------- --------------------- --------------------- ------------------------ --------------
Tim Davis                                           1,000              27,000                    28,000                *
--------------------------------------- --------------------- --------------------- ------------------------ --------------
Ed Nugent                                           3,505              31,000                    34,505                *
--------------------------------------- --------------------- --------------------- ------------------------ --------------
Kerry Walbridge                                     3,000                   0                     3,000                *
--------------------------------------- --------------------- --------------------- ------------------------ --------------
Executive officers and directors as a
group (11 persons)                                 97,290             572,750                   670,040             4.2%
--------------------------------------- --------------------- --------------------- ------------------------ --------------

*    Constitutes less than 1% of our outstanding shares of common stock

Each individual has the sole power to vote and to dispose of the shares (other than shares held jointly with spouse) except as follows:

Safeguard Scientifics, Inc.         Includes shares held by Safeguard
                                    Scientifics (Delaware), Inc., a wholly-owned subsidiary of Safeguard Scientifics, Inc.
                                    All of the shares beneficially owned by
                                    Safeguard have been pledged by Safeguard as collateral under its line of credit. Also includes 1,161,290 shares that may be acquired upon conversion of series A preferred stock. Does not include shares beneficially owned by each of Technology
                                    Leaders I and Technology Leaders II, venture capital partnerships in which Safeguard has a beneficial interest. Safeguard disclaims beneficial ownership of the shares beneficially owned by each of Technology
                                    Leaders I and Technology Leaders II. Does not include shares of common stock that may be acquired upon conversion of the series B preferred stock in the transaction described in proposal one of this proxy statement.

Technology Leaders I                Consists of Technology Leaders L. P. and
                                    Technology Leaders Offshore C.V. Technology
                                    Leaders Management L. P., the sole general partner of Technology Leaders L. P. and the co-general partner of Technology Leaders
                                    Offshore C.V., exercises, through its
                                    executive committee, sole investment and voting power with respect to the shares owned by such entities. Of the 1,654,356 shares owned by Technology Leaders I, 772,418 shares are owned by Technology
                                    Leaders L. P. and 881,938 shares are owned by Technology Leaders Offshore C.V.
                                    Technology Leaders L. P., Technology Leaders
                                    Offshore C.V., Technology Leaders Management
                                    L. P., Technology Leaders II L. P.,
                                    Technology Leaders II Offshore C.V. and
                                    Technology Leaders II Management L. P. are members of a group for purposes of Sections
                                    13(d) and 13(g) of the Securities Exchange
                                    Act of 1934. Technology Leaders I disclaims beneficial ownership of the shares beneficially owned by Technology Leaders II.

Technology Leaders II               Consists of Technology Leaders II L. P. and
                                    Technology Leaders II Offshore C.V.
                                    Technology Leaders II Management L. P., the sole general partner of Technology Leaders
                                    II L. P. and the co-general partner of
                                    Technology Leaders II Offshore C.V.,
                                    exercises, through its executive committee, sole investment and voting power with respect to the shares owned by such entities. Of the 1,654,356 shares owned by Technology Leaders II, 921,972 shares are owned by Technology Leaders II L. P. and
                                    732,384 shares are owned by Technology
                                    Leaders II Offshore C.V. Technology Leaders
                                    L. P., Technology Leaders Offshore C.V.,
                                    Technology Leaders Management L. P.,
                                    Technology Leaders II L. P., Technology
                                    Leaders II Offshore C.V. and Technology
                                    Leaders II Management L. P. are members of a group for purposes of Sections 13(d) and 13(g) of the Securities Exchange Act of
                                    1934. Technology Leaders II disclaims
                                    beneficial ownership of the shares
                                    beneficially owned by Technology Leaders I.

Bob B. Midyett                      Includes 226,900 shares held in a family
                                    partnership and 893,224 shares held in a family trust.

Jack L. Messman                     Includes 6,620 shares held in trust for Mr.
                                    Messman's daughter, and 6,620 shares held in trust for Mr. Messman's son. Mr. Messman disclaims beneficial ownership of the securities held in trust for his children.

                                                                      Appendix A



                                                   July 28, 2000


The Special Committee of the Board of Directors of
      USDATA Corporation
2435 N. Central Expressway
Richardson, TX  75080

Dear Gentlemen:

         You have asked us to advise you in connection with a transaction whereby eMake Corporation ("eMake"), a wholly-owned subsidiary of USDATA Corporation ("USDATA" or the "Company"), will issue to Safeguard Capital 2000, L.P. ("Safeguard Capital") and SCP Private Equity Partners II, L.P. ("SCP Partners" and collectively with Safeguard Capital, the "Investors") a new series of convertible preferred stock (the "Transaction" and the "Transaction Consideration"). Specifically, you have asked us to provide you with an opinion as to whether the Transaction Consideration is fair, from a financial point of view, to the shareholders of USDATA other than the Investors.

         THE TRANSACTION

         The Transaction, which is more fully described in a securities purchase agreement and exhibits thereto (the "Securities Purchase Agreement"), involves the issuance by eMake to the Investors of a newly established Series A-1 Convertible Preferred Stock (the "Series A-1 Preferred") and Series A-2 Convertible Preferred Stock (the "Series A-2 Preferred") in the face amount of $26.5 million. The funds provided by the Transaction will be used by eMake to complete initial product releases and complete the initial US market launch of the eMake products.

         Prior to the Transaction, Safeguard Scientifics, Inc. ("Safeguard Scientifics") owned approximately 35.9% of the Common Stock of USDATA (or 39.1% on a fully-diluted basis). On prior occasions, Safeguard Scientifics and related companies have provided financial assistance to the Company and eMake, including $5.0 million of indebtedness evidenced by two convertible promissory notes issued by eMake to Safeguard Capital, each in the principal amount of $2.5 million, and an additional $3.25 million of indebtedness evidenced by two promissory notes issued by eMake to Safeguard Capital, one in the amount of $1.5 million and the next in the amount of $1.75 million (the "Safeguard Capital Notes"). Additionally, in July 2000, Safeguard Capital provided an additional $2.5 million to eMake in exchange for a promissory note. Finally, a promissory note was issued by USDATA to Safeguard Delaware, Inc. in the principal amount of $5.0 million (the "Safeguard Delaware Note").

The Special Committee of the
  Board of Directors of
USDATA Corporation
July 28, 2000
Page 2


         THE TRANSACTION (continued)

         On the closing date of the Transaction, $8.25 million of indebtedness by eMake to Safeguard Capital will be contributed to capital, $2.5 million of indebtedness by eMake will be repaid to Safeguard Capital from proceeds received by eMake from SCP Partners, and the $5.0 million Safeguard Delaware Note shall be repaid by USDATA via funds from eMake to USDATA for repayment of cash advances by USDATA, which funds to eMake will be provided by Safeguard Capital at closing.

         In the Transaction, eMake will issue 5,300,000 Shares of Series A-1 Preferred to Safeguard Capital in exchange for an investment totaling $13.25 million. Safeguard Capital will fund the purchase of the Series A-1 Preferred through $3.25 million of cash and the cancellation of the $10.0 million indebtedness evidenced by the Safeguard Capital Notes and the Safeguard Delaware Note as previously described. Additionally, eMake will issue 5,300,000 shares of Series A-2 Preferred to SCP Partners in exchange for $13.25 million in cash.

         The Series A-1 Preferred and Series A-2 Preferred (collectively the "Series A Preferred") will rank senior to any other equity security of eMake with regard to liquidation preferences, dividends and redemptions. The Series A Preferred pays a cumulative, paid-in-kind dividend of 8.0% of the original purchase price per annum.

         The Series A-1 Preferred Shares are convertible into shares of Class B Common Stock of eMake (the "Class B Common") at any time at a conversion price of $2.50 per share, subject to anti-dilution adjustments. The Series A-2 Preferred shares are convertible into shares of Class A Common Stock of eMake (the "Class A Common") at any time at a conversion price of $2.50 per share, subject to anti-dilution adjustments. The Investors have the right to exchange their shares of Series A Preferred into shares of Series B Convertible Preferred Stock of USDATA ("USDATA Preferred") having a liquidation preference of $100.00 per share, at any time at a rate of 0.025 of a share of USDATA Preferred for each share of Series A Preferred owned, subject to appropriate adjustment for stock splits, dividends, combinations, and recapitalization.

The Special Committee of the
  Board of Directors of
USDATA Corporation
July 28, 2000
Page 3


         THE TRANSACTION (continued)

         The Series A-1 Preferred and Series A-2 Preferred will be entitled to a number of votes equal to the number of votes to which the Class A Common and Class B Common to which the Series A-1 Preferred and Series A-2 Preferred could be converted are entitled. The Class A Common carries voting rights of one vote per share and the Class B Common carries voting rights of two votes per share for all corporate issues. Each share of the Class B Common will be convertible into one share of Class A Common at any time. The Board of Directors of eMake will consist of seven directors, two to be nominated by Safeguard Capital, two to be nominated by SCP Partners, two to be nominated by USDATA, and the Chief Executive Officer of eMake. The Class A Common and Class B Common will initially be unregistered; however, the Investors will have the right to cause eMake to enter into an agreement to register the Class A Common and Class B Common at any time after the sixth month anniversary of eMake's initial public offering, as defined in the Securities Purchase Agreement.

         The Series A Preferred will be redeemable at any time after the fifth anniversary of the date of issuance in three annual installments upon the election of holders of two-thirds of the Series A Preferred at the original purchase price plus accrued and unpaid dividends. In the event of liquidation of eMake, the holders of the Series A Preferred will be entitled to receive face value plus accrued and unpaid dividends and will share in the distribution of the remaining assets ratably with holders of eMake's common stock on an as converted basis up to 5 times their original purchase price. As long as SCP Partners holds Series A Preferred sufficient to enable SCP Partners to convert it into at least 5% of USDATA common stock then outstanding, SCP Partners will have the right to nominate one director to the Board of Directors of USDATA.

         The USDATA Preferred will rank on parity with the existing Series A Preferred Stock of USDATA and will pay a cumulative, paid-in-kind dividend of 8.0% of the USDATA Preferred face value per share per annum. In the event of liquidation of USDATA, the holders of USDATA Preferred will be entitled to receive on a parri passu basis with the existing USDATA Series A Preferred, an amount equal to the face value of the USDATA Preferred plus any accrued but unpaid dividends. After payment in full of the USDATA Preferred liquidation preference, the remaining assets of USDATA will be distributed ratably to common shareholders and preferred stock holders on an as converted basis up to 5 times their original purchase price.

The Special Committee of the
  Board of Directors of
USDATA Corporation
July 28, 2000
Page 4


         THE TRANSACTION (continued)

         The holders of the USDATA Preferred will have the right to convert at any time the USDATA Preferred into shares of USDATA Common Stock at a conversion price of $6.09 per share, subject to certain anti-dilution adjustments. The USDATA Preferred will have anti-dilution protection. The holders of the USDATA Preferred will have no rights of redemption, but will carry voting rights equal to the number of shares of USDATA Common Stock issuable upon conversion.

         The Series A Preferred terms include a warrant which is exercisable in the event that eMake does not have 9,000 discrete concurrent users authorized to access its software from a server or client workstation by June 30, 2001 (the "Baseline Amount"). The warrant is exercisable into shares of Series A Preferred at an exercise price of $0.01 per share. The number of shares exercisable under the warrant is tiered and based on the number of subscribers below the Baseline Amount.

         MATERIALS REVIEWED AND ACTIVITIES CONDUCTED

         In arriving at our opinion, we reviewed and analyzed materials we deemed relevant regarding USDATA, eMake and the Transaction, including the following:

         1. USDATA's Form 10-K reports for the fiscal years ended December 31, 1998 and December 31, 1999 and the Form 10-Q for the quarter ended March 31, 2000;

         2. Financial statements for USDATA and eMake for the fiscal year ended December 31, 1999 and the quarters ended March 31, 2000 and estimated June 30, 2000 prepared by management;

         3. The pro forma balance sheet for USDATA on a consolidated basis as of June 30, 2000 prepared by management;

         4. Financial forecasts for USDATA and eMake for the fiscal years 2000 through 2004;

         5. The Term Sheet for the Private Placement of $26,500,000 of Series A-1 and Series A-2 Convertible Preferred Stock;

         6.   The Securities Purchase Agreement (draft dated July 18, 2000);

The Special Committee of the
  Board of Directors of
USDATA Corporation
July 28, 2000
Page 5


         MATERIALS REVIEWED AND ACTIVITIES CONDUCTED (continued)

         7.   The Exchange Agreement (draft dated July 18, 2000);

         8.   Co-Sale and First Refusal Agreement (draft dated July 18, 2000);

         9. eMake Corporation Series A-2 Preferred Stock Purchase Warrant (draft dated July 18, 2000);

         10. Amended and Restated Certificate of Incorporation of eMake Corporation (draft dated July 18, 2000);

         11. Amended and Restated Certificate of Designation for Series A Preferred Stock and Series B Preferred Stock of USDATA Corporation (draft dated July 18, 2000);

         12.  Investors' Rights Agreement (draft dated July 18, 2000);

         13. Amended and Restate Investors' Rights Agreement (draft dated July 18, 2000);

         14. Documents related to Safeguard Scientifics purchase of USDATA Series A Preferred Stock on August 6, 1999;

         15. The historical stock price and volume data of USDATA's Common Stock during the period from May 11, 1999 through July 25, 2000;

         16. Publicly available financial and market price information regarding certain companies we believe share valuation characteristics with USDATA and eMake and for certain acquisitions which we deemed relevant;

         16. Publicly available information regarding certain private investments in public equities;

         17. We also analyzed the size of the block of Stock and the degree of control of USDATA represented by the USDATA Preferred Shares on an as converted basis; and,

         18. We analyzed the effects of lack of marketability and other restrictions on the value of the securities of USDATA and eMake issuable in the Transaction.

The Special Committee of the
  Board of Directors of
USDATA Corporation
July 28, 2000
Page 6

         MATERIALS REVIEWED AND ACTIVITIES CONDUCTED (continued)

         We also held meetings with certain members of management of USDATA and eMake to discuss the Transaction, the events leading to the Transaction, the business and operations of USDATA and eMake, and historical and projected financial statements of USDATA and eMake.

         LIMITING CONDITIONS

         In rendering our opinion, we have not independently verified any of the foregoing information provided to us. We have relied on the completeness and accuracy of this information in all respects. We have not made independent appraisals or evaluations of the assets of USDATA and eMake. Although the fiscal year-end consolidated financial statements of USDATA, on which we relied, were audited by USDATA's outside accountants, an audit has not been provided on the financial statements of the USDATA and eMake divisions which were prepared by management. We have relied on management's representations concerning USDATA and eMake and the financial statements provided to us.

         We have also assumed that financial forecasts, the pro forma balance sheet, and information relating to the prospects of USDATA and eMake furnished to us by management reflect the best currently available estimates and judgements of management of the future financial performance of USDATA and eMake.

         We relied on the Company to advise us promptly if any information previously provided became inaccurate or was required to be updated. Our analysis is necessarily based upon economic, market and other conditions and the information made available to us as of the date of our opinion. We did not represent the Company in the financing nor did we seek alternatives to the Transaction. We have assumed that the Transaction will have no tax impact on the Company, based on management's representation, but have not independently confirmed the tax treatment of the Transaction. Our analysis does not incorporate or provide an opinion on the effects of future transactions or the future market price of the USDATA Common Stock.

The Special Committee of the
  Board of Directors of
USDATA Corporation
July 28, 2000
Page 7


         STATEMENT OF DISCLOSURE AND INDEPENDENCE

         Howard, Lawson & Co., LLC has rendered financial advisory services to both the Company and Safeguard Scientifics, and to Safeguard Scientifics portfolio companies, in other instances prior to being retained to render our opinion to you as to the fairness of the Transaction. Howard, Lawson & Co., LLC is independent of all parties to the Transaction and does not have a present interest in the Company or Safeguard Scientifics and does not contemplate acquiring an interest in the Company, eMake or Safeguard Scientifics, nor is there any association which would prevent the preparation of a fair and unbiased opinion.


         OPINION

         Based upon and subject to the foregoing, it is our opinion that the Transaction Consideration is fair, from a financial point of view, to the shareholders of USDATA other than the Investors.




                                           HOWARD, LAWSON & CO., LLC

                                                                      Appendix B

                 AMENDED AND RESTATED CERTIFICATE OF DESIGNATION
                                       FOR
                          SERIES A PREFERRED STOCK AND
                            SERIES B PREFERRED STOCK
                                       OF
                               USDATA CORPORATION

                  USDATA Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL"), does hereby certify that:

                  FIRST: The name of the Corporation is USDATA Corporation. The Corporation was originally incorporated on December 6, 1991, pursuant to the DGCL, and filed a Certificate of Designation for Series A Preferred Stock (the "Certificate of Designation") pursuant to Section 151 of the DGCL on August 6, 1999.

                  SECOND: The Certificate of Designation hereby is amended and restated to read in its entirety as follows:

                  WHEREAS, the Corporation's Certificate of Incorporation authorizes a class of stock designated Preferred Stock (the "Preferred Stock"), comprised of 2,200,000 shares, par value $0.01 per share, provides that such Preferred Stock may be issued from time to time in one or more series, and vests authority in the Board of Directors of the Corporation to fix or alter the rights, preferences, restrictions and other terms and conditions of any wholly unissued series of Preferred Stock;

                  WHEREAS, by resolution of the Board of Directors of the Corporation dated August 4, 1999, the Corporation designated 100,000 shares of Preferred Stock as "Series A Preferred Stock"; and

                  WHEREAS, the Corporation desires to amend and restate the terms of the Series A Preferred Stock and to designate 800,000 shares of Preferred Stock as "Series B Preferred Stock"; and

                  NOW, THEREFORE, BE IT:

                  RESOLVED, that, subject to receiving the requisite consent of the stockholders of the Corporation, the Board of Directors of the Corporation does hereby amend the voting powers, preferences and relative participation, optional and other special rights and qualifications, limitations and restrictions of the Series A Preferred Stock as set forth herein; and be it

                  FURTHER RESOLVED, that, the Board of Directors of the Corporation does hereby designate 800,000 shares of authorized but unissued Preferred Stock as Series B Preferred Stock, and does hereby designate the voting powers, preferences and relative participation, optional or other special rights and qualifications, limitations or restrictions of the Series B Preferred Stock as set forth herein; and be it:

                  FURTHER RESOLVED, that the foregoing amendment to the Certificate of Designation be submitted to the stockholders of the Corporation for their approval at a special meeting of the stockholders of the Corporation; and be it.

                  FURTHER RESOLVED, that, subject to receiving the requisite consent of the stockholders of the Corporation, the Chief Executive Officer, Chief Financial Officer, President, any Vice President or the Secretary of the Corporation, individually or collectively, be, and such officers hereby are, authorized and directed to execute, acknowledge, attest, record and file with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Designation relating to the Series A Preferred Stock and the Series B Preferred Stock and to take all other actions that such officers deem appropriate to effectuate such Certificate of Designation and the intent of these resolutions.

                  1. Rank. The Series A Preferred Stock and Series B Preferred Stock shall, with respect to dividend rights, rights on liquidation, dissolution and winding up and redemption rights, rank senior to all other classes and series of stock of the Corporation, now or hereafter authorized, issued or outstanding (collectively, "Junior Securities"), including, without limitation, the Corporation's Common Stock, par value $0.01 per share ("Common Stock"), and all series of the Corporation's Preferred Stock other than those whose terms specifically provide that such series will rank on a parity with the Series A Preferred Stock and Series B Preferred Stock (collectively, "Parity Securities"). All Parity Securities shall rank on parity with each other with respect to dividend rights, rights on liquidation, dissolution and winding up and redemption rights.

                  2. Dividends.

                     a. The holders of the Series A Preferred Stock shall be entitled to receive cumulative dividends at the rate of $8.00 per share per annum (as adjusted for any stock dividends, combinations, splits or similar events) whether or not earned or declared. Such dividends shall be payable, at the election of the Corporation, in additional shares of Series A Preferred Stock (valued at $100.00 per share, as adjusted for any stock dividends, combinations, splits or similar events) or in cash, (i) when, as and if declared by the Board of Directors of the Corporation or (ii) upon conversion of all of the Series A Preferred Stock to Common Stock pursuant to Section 6 below.

                      b. The holders of the Series B Preferred Stock shall be entitled to receive cumulative dividends at the rate of $8.00 per share per annum (as adjusted for any stock dividends, combinations, splits or similar events) whether or not earned or declared. Such dividends shall be payable in additional shares of Series B Preferred Stock (valued at $100.00 per share, as adjusted for any stock dividends, combinations, splits or similar events), (i) when, as and if declared by the Board of Directors of the Corporation or (ii) upon conversion of all of the Series B Preferred Stock to Common Stock pursuant to Section 6 below.

                     c. No dividends or distributions of any sort (other than a dividend payable solely in the Common Stock of the Corporation) shall be declared or paid by the Corporation on any Junior Securities of the Corporation so long as any accrued dividends on the Series A Preferred Stock, the Series B Preferred Stock or any other Parity Securities remain unpaid.

                     d. So long as shares of Series A Preferred Stock, Series B Preferred Stock or any other Parity Securities are outstanding, the Corporation shall not declare or pay any distribution on any shares of its Junior Securities except as otherwise provided in this Section 2.d. In the event that the Corporation shall declare a dividend or distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, or options or rights to purchase any such securities or evidences of indebtedness or other assets (including cash), to the holders of the Common Stock of the Corporation, then the holders of the Series A Preferred Stock and the Series B Preferred Stock shall be entitled, on a pari passu basis with the holders of all other Parity Securities, to a proportionate share of any such dividend or distribution as though the holders of the Series A Preferred Stock, the Series

B Preferred Stock and all other Parity Securities were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Series A Preferred Stock, Series B Preferred Stock and Parity Securities are convertible as of the record date fixed for the determination of the holders of the Common Stock of the Corporation entitled to receive such dividend or distribution.

                     e. All numbers relating to calculation of cumulative dividends or the payment of dividends on the Series A Preferred Stock or Series B Preferred Stock in kind shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series A Preferred Stock or Series B Preferred Stock, as applicable.

                  3. Liquidation Preference.

                     a. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock and Series B Preferred Stock shall be entitled, on a pari passu basis with the holders of all other Parity Securities, to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or any other Junior Securities of the Corporation, by reason of their ownership thereof, an amount equal to $100.00 (as adjusted for any stock dividends, combinations, splits or similar events) plus all accrued but unpaid dividends thereon (the "Liquidation Amount") for each share of Series A Preferred Stock and Series B Preferred Stock then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, the Series B Preferred Stock and the liquidation amounts required to be distributed to the holders of all other Parity Securities shall be insufficient to permit the payment to such holders of the full amounts required, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, the Series B Preferred Stock and all other Parity Securities in proportion to the aggregate amount each such holder is otherwise entitled to receive. The holders of Series A Preferred Stock and Series B Preferred Stock shall have the right to convert such shares into Common Stock, in accordance with Section 6 hereof, at any time prior to or in connection with any liquidation, dissolution or winding up of the Corporation.

                     b. After payment to the holders of the Series A Preferred Stock, the Series B Preferred Stock and all other Parity Securities of the amounts set forth in Section 3.a. above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, to the Corporation's stockholders shall be distributed among the holders of the Junior Securities other than Common Stock to the extent of the respective liquidation values of such Junior Securities. After payment to the holders of any Junior Securities other than Common Stock of the respective liquidation values of such Junior Securities, the entire remaining assets and funds of the Corporation legally available for distribution, if any, to the Corporation's stockholders shall be distributed among the holders of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock and all other Parity Securities in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series A Preferred Stock, Series B Preferred Stock and other Parity Securities then held by them; provided, however, that, in connection with any such distribution, the holders of the Series A Preferred Stock and the Series B Preferred Stock shall be entitled to receive a maximum $500.00 (as adjusted for any stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event), including the Liquidation Amount and any other amounts distributed to the holders of the Series A Preferred Stock and the Series B Preferred Stock pursuant to this Section 3.b., for each outstanding share of Series A Preferred Stock and Series B Preferred Stock held by them.

                     c. For purposes of this Section 3, (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued or paid, or caused to be issued or paid, by the acquiring entity or its subsidiary (other than a mere reincorporation transaction) or (ii) a sale, lease or conveyance of all or substantially all of the assets of the Corporation (upon such written direction, each event described in (i) and (ii), a "Corporate Transaction"), shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series A Preferred Stock, Series B Preferred Stock and all other Parity Securities to receive at the closing of such Corporate Transaction in cash, securities or other property (valued as provided in Section 3.d. below) the amounts specified in Sections 3.a. and 3.b. above. The provisions of this
Section 3 shall not apply to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation,
(2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation that is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation of another corporation
(a) in which the Corporation is substantively the surviving corporation, the Corporation continues to operate thereafter as a going concern and the Corporation is not the target in such acquisition, and (b) that (i) is approved by the Board of Directors of the Corporation, (ii) does not result in the holders of the Corporation's Common Stock and Preferred Stock immediately prior thereto holding less than 50% of the outstanding voting securities of the surviving corporation immediately thereafter and (iii) does not involve a recapitalization of the Series A Preferred Stock, the Series B Preferred Stock or any other Parity Securities.

                     d. Whenever the distribution provided for in this Section 3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors. The Liquidation Amount shall in all events be paid in cash; provided, however, that if the Liquidation Amount is otherwise payable in connection with a consolidation or merger of the Corporation, or sale of substantially all of the capital stock of the Corporation, then each holder of the Series A Preferred Stock, the Series B Preferred Stock and any other Parity Securities shall receive payments with respect to such shares in the same form of consideration as is payable with respect to the Common Stock. In the event of any business combination or acquisition involving the Corporation which is intended to be treated as a "pooling of interests" for accounting purposes under Accounting Principles Board Opinion No. 16, the acquisition consideration (including any shares of capital stock or other securities to be delivered or exchanged by the acquiring corporation) shall be reallocated among the holders of Series A Preferred Stock, Series B Preferred Stock and any other Parity Securities in an appropriate manner to give economic effect to the essential intent and purposes of Sections 3.a, 3.b, and 3.c.

                  4. Redemption.

                  None of the Series A Preferred Stock, the Series B Preferred Stock or any other Parity Securities shall be redeemable.

                  5. Voting Rights. Each holder of shares of Series A Preferred Stock and Series B Preferred Stock shall (a) be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Series A Preferred Stock or Series B Preferred Stock, as applicable could be converted, (b) have voting rights and powers equal to the voting rights and powers of such Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class), and
(c) be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation and the Delaware General Corporation Law. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock and Series B Preferred

Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held. Except as otherwise expressly provided herein or in the Certificate of Incorporation, the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation.

                  6. Conversion. The holders of the Series A Preferred Stock and the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                     a. Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $100.00 plus all accrued but unpaid dividends thereon by the conversion price applicable to such share (the "Series A Conversion Price"), determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The Series A Conversion Price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A Preferred Stock initially shall be $4.65 per share of Common Stock. Such initial Series A Conversion Price shall be adjusted as hereinafter provided. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $100.00 plus all accrued but unpaid dividends thereon by the conversion price applicable to such share (the "Series B Conversion Price"), determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The Series B Conversion Price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series B Preferred Stock initially shall be $6.09 per share of Common Stock. Such initial Series B Conversion Price shall be adjusted as hereinafter provided. The Series A Conversion Price and the Series B Conversion Price sometimes are referred to herein collectively as the "Conversion Price."

                     b. Mechanics of Conversion. Before any holder of Series A Preferred Stock or Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock or Series B Preferred Stock, as applicable, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock or Series B Preferred Stock to be converted, as applicable, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                     c. Adjustments to Conversion Price for Certain Diluting Issues.

                        (i) Special Definitions. For purposes of this Section 6.c., the following definitions apply:

                            (1) "Options" shall mean rights, options, or
warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities

(defined below), other than rights, options or warrants relating to Employee Stock (defined below).

                            (2) "Measurement Date" shall mean, with respect to
the Series A Preferred Stock, August 6, 1999, and with respect to the Series B Preferred Stock, June 30, 2000.

                            (3) "Convertible Securities" shall mean any
evidences of indebtedness, shares (other than Common Stock, Series A Preferred Stock and Series B Preferred Stock) or other securities convertible into or exchangeable for Common Stock (other than Options).

                            (4) "Additional Shares of Common Stock" shall mean
all shares of Common Stock issued (or, pursuant to Section 6.c.(iv), deemed to be issued) by the Corporation after the applicable Measurement Date, other than shares of Common Stock issued (or deemed issued):

                                (A) upon conversion of shares of Series A
Preferred Stock and Series B Preferred Stock;

                                (B) to outside directors, officers, employees
and consultants pursuant to the Corporation's 1994 Equity Compensation Plan or Employee Stock Purchase Plan or other employee stock plan (the "Employee Stock"), provided that (i) the issuance of such shares is or has been approved by a majority of the members of the Board of Directors or any duly constituted committee thereof and (ii) the number of shares of Employee Stock does not exceed an aggregate of 2,700,000 shares (as adjusted for any stock dividends, combinations, splits or similar events) regardless of whether issued by the Corporation prior to the date hereof;

                                (C) as a dividend or distribution on Series A
Preferred Stock and Series B Preferred Stock; or

                                (D) for which adjustment of the Series A
Conversion Price or the Series B Conversion Price is made pursuant to Section
6.d.

                     (ii) No Adjustment of Series A Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the Series A Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 6.c.(vi) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series A Conversion Price in effect on the date of, and immediately prior to such issue. In computing each adjusted Series A Conversion Price, the result shall be rounded to five decimal places, and such adjustment shall be made separately in each instance, and in the event the adjustment therefrom results in a change of the Series A Conversion Price of less than $0.01, no adjustment to the then Series A Conversion Price shall be made, but the amount of said adjustment calculated thereby shall be carried forward to successive occasions until such adjustments in the aggregate equal or exceed $0.01.

                     (iii) No Adjustment of Series B Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the Series B Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 6.c.(vi) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series B Conversion Price in effect on the date of, and immediately prior to such issue. In computing each adjusted Series B Conversion Price, the result shall be rounded to five decimal places, and such adjustment shall be made separately in each instance, and in the event the adjustment therefrom results in a change of the Series B Conversion Price of less than $0.01, no adjustment to the then Series B Conversion Price shall be made, but the amount of said adjustment calculated thereby shall be carried forward to successive occasions until such adjustments in the aggregate equal or exceed $0.01.

                     (iv) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the applicable Measurement Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, except, in both cases, where Common Stock to be issued upon conversion or exercise of such securities would not constitute Additional Shares of Common Stock, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                          (1) no further adjustments in the Conversion Price
shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                          (2) if such Options or Convertible Securities by their
terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series A Conversion Price or the Series B Conversion Price shall affect Common Stock previously issued upon conversion of the Series A Preferred Stock or the Series B Preferred Stock, as applicable); and

                          (3) no readjustment pursuant to clause (1) or (2)
above shall have the effect of increasing the Series A Conversion Price or the Series B Conversion Price to an amount which exceeds the lower of (a) the Series A Conversion Price or the Series B Conversion Price, as applicable, on the original adjustment date, or (b) the Series A Conversion Price or the Series B Conversion Price, as applicable, that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                      (v) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.

                          (1) In the event the Corporation, at any time after
the Measurement Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6.c.(iv)) without consideration or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series A Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series A Preferred Stock, Series B Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock and any outstanding Options or other Convertible Securities had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date. The provisions of this paragraph may be waived in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written approval of the holders of a majority of the outstanding shares of Series A Preferred Stock.

                          (2) In the event that, at any time prior to the third
anniversary of the applicable Measurement Date, the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6.c.(iv)) without consideration or for a consideration per share less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series B Conversion Price shall be reduced, concurrently with such issue, to a price equal to the price per share paid for such Additional Shares of Common Stock. The provisions of this paragraph may be waived in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written approval of the holders of a majority of the outstanding shares of Series B Preferred Stock.

                          (3) In the event, at any time on or after the third
anniversary of the applicable Measurement Date, the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6.c.(iv)) without consideration or for a consideration per share less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series B Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series A Preferred Stock, Series B Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock and any outstanding Options or other Convertible Securities had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date. The provisions of this paragraph may be waived in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written approval of the holders of a majority of the outstanding shares of Series B Preferred Stock.

                     (vi) Determination of Consideration. For purposes of this
Section 6.c., the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                          (1) Cash and Property: Such consideration shall:

                              (A) insofar as it consists of cash, be computed at
the aggregate amount of cash received by the Corporation;

                              (B) insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                              (C) in the event Additional Shares of Common Stock
are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received in exchange for the Additional Shares of Common Stock, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                          (2) Options and Convertible Securities. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6.c.(iv), relating to Options and Convertible Securities shall be determined by dividing:

                              (D) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                              (E) the maximum number of shares of Common Stock
(as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

                     d. Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after the applicable Measurement Date shall effect a (i) subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise), or (ii) combination or consolidation of the outstanding shares of Common Stock into a lesser number of shares of Common Stock (by reclassification or otherwise), then the Series A Conversion Price and the Series B Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have subdivided the outstanding shares of Common Stock by an amount of shares equal to the maximum number of shares issuable through such dividend and/or upon exercise of such rights to acquire Common Stock.

                     e. Adjustments to Conversion Price for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than as provided for in Section 6.d. above or in connection with a Corporate Transaction), the Series A Conversion Price and the Series B Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock and Series B Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock and Series B Preferred Stock immediately before that change.

                     f. No Impairment. The Corporation shall not, by amendment of its Certificate of Incorporation or the Certificate of Incorporation of any Subsidiary (as hereinafter defined) through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation or any Subsidiary, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock and Series B Preferred Stock against impairment.

                     g. Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock and Series B Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock or Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock or Series B Preferred Stock, as applicable.

                     h. Notices of Record Date. In the event that the Corporation shall propose at any time to effect any reclassification or recapitalization, to merge or consolidate with or into any other entity, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Corporation shall send to the holders of Series A Preferred Stock and Series B Preferred
Stock: (1) at least 20 days prior written notice of the date on which a record shall be taken for such event and specifying the date on which such event shall occur; and (2) at least 20 days prior written notice of the record date for determining rights to vote, if any, in respect of such event.

                     i. Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock and Series B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                     j. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock and Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock and Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock and Series B Preferred

Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

                     k. Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock or Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock or Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

                     l. Notices. Any notice required by the provisions of this
Section 6 to be given to the holders of shares of Series A Preferred Stock or Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

                     m. Series A Option to Convert to Securities of Subsidiary. At the option of any holder of Series A Preferred Stock, such holder shall have the right (but not the obligation) to convert in the manner provided in this
Section 6.m any share of Series A Preferred Stock then held by it into fully paid and nonassessable shares of the common stock ("Subsidiary Common Stock") of any direct or indirect subsidiary of the Corporation more than 50% of the outstanding voting securities of which are owned directly or indirectly by the Corporation (each, a "Subsidiary"); provided, however, that a holder may not exercise such right to convert Series A Preferred Stock into common stock of eMake Corporation ("eMake"), a Delaware corporation, or its wholly owned subsidiaries, unless a Trigger Event (as hereafter defined) has occurred. For purposes of this Section, a "Trigger Event" shall be the first to occur of the following events: (a) June 1, 2006; (b) the commencement of the liquidation or winding up of the business of eMake; (c) the sale of all or substantially all of the assets and properties of eMake; (d) a merger, consolidation or other similar transaction involving eMake, in which eMake is not the surviving entity or a merger, consolidation or other similar transaction involving eMake where eMake is the surviving entity but after which the holders of the outstanding voting securities of eMake before the transaction hold less than 50% of eMake's outstanding voting securities after the transaction; (e) the sale by eMake of its securities in a public offering pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended; or (f) a decrease in the ownership percentage of the Corporation in the voting securities of eMake below the percentage required under generally accepted accounting principles to include such Subsidiary in eMake's consolidated financial statements. Such right may be exercised by delivery to the Corporation of the certificates representing the shares of Series A Preferred Stock to be converted together with written notice of such exercise specifying the applicable Subsidiary. The number of shares of Subsidiary Common Stock into which any share of Series A Preferred Stock is convertible under Section 6.m shall be equal to the quotient obtained by dividing the Liquidation Amount therefor by the Fair Market Value of a share of Subsidiary Common Stock. As used herein, the term "Fair Market Value" shall mean as of any date and with respect to a share of Subsidiary Common Stock, the price per share which the Corporation could obtain from a willing buyer for shares of Subsidiary Common Stock as determined by mutual agreement of the Corporation and the holder of the Series A Preferred Stock exercising its conversion rights hereunder. If such holder and the Corporation are unable to agree on such fair market value, such holder and the Corporation shall each select an independent and nationally-recognized investment banking firm and such selected firms shall select another such firm to appraise the fair market value of the Subsidiary Common Stock and to perform the computations involved. The determination of such investment banking firm shall be binding upon the Corporation and such holder. All expenses of such investment banking firm shall be borne equally by the Corporation and such holder. In all cases, the determination of fair market value shall be made without consideration of the lack of a liquid public market for the Subsidiary Common Stock and without consideration of any "control premium" or any discount for holding less than a majority or controlling interest of the outstanding Subsidiary Common Stock. The Corporation shall take, and shall cause the related Subsidiary to take, all actions necessary to issue any shares of Subsidiary Common Stock issuable under this Section 6.m and to cause such shares to be duly authorized, validly issued, fully paid and nonassessable, including, without limitation, amending such Subsidiary's Certificate of Incorporation to increase the number of shares of Subsidiary Common Stock issuable thereunder, if necessary, and pay, on the holders behalf, any consideration required to accomplish the foregoing. Shares of Subsidiary Common Stock delivered hereunder may be newly-issued shares or outstanding shares then held by the Corporation. The Corporation shall notify each holder of shares of Series A Preferred Stock of any sale of Subsidiary Common Stock or securities exchangeable or convertible into Subsidiary Common Stock as reasonably as is practical in advance of such issuance, but in no event at least ten business days prior thereto. Any such notice shall be in writing and shall describe the securities to be issued and sold by such Subsidiary and the consideration to be received by it in connection therewith.

                  7. Series A Restrictions and Limitations. So long as any shares of Series A Preferred Stock remain outstanding, in addition to any other vote required by the Delaware General Corporation Law, the vote or written consent or written agreement of the holders of at least a majority of the then outstanding shares of the Series A Preferred Stock, voting as a separate class, shall be required in order to:

                     (i) alter, amend or modify the rights, preferences or privileges of the Series A Preferred Stock;

                     (ii) increase the authorized number of shares of the Series A Preferred Stock or issue any additional shares of Series A Preferred Stock other than shares issued in payment of dividends on the outstanding shares of Series A Preferred Stock pursuant to Section 2.a. above;

                     (iii) authorize or issue, or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with the Series A Preferred Stock as to dividend rights, liquidation preferences or redemption rights;

                     (iv) redeem, purchase or otherwise acquire any Parity Securities or Junior Securities (or pay into a sinking fund for such purpose); provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock at the original purchase price from employees, officers, directors or other persons performing services for this Corporation;

                     (v) allow any Subsidiary other than eMake Corporation to authorize or issue any shares of capital stock other than a single class of common stock.

                  8. Series B Restrictions and Limitations. So long as any shares of Series B Preferred Stock remain outstanding, in addition to any other vote required by the Delaware General Corporation Law, the vote or written consent or written agreement of the holders of at least two-thirds of the then outstanding shares of the Series B Preferred Stock, voting as a separate class, shall be required in order to:

                     (i) alter, amend or modify the rights, preferences or privileges of the Series B Preferred Stock;

                     (ii) increase the authorized number of shares of the Series B Preferred Stock or issue any additional shares of Series B Preferred Stock other than shares issued in payment of dividends on the outstanding shares of Series B Preferred Stock pursuant to Section 2.b above;

                     (iii) authorize or issue, or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with the Series B Preferred Stock as to dividend rights, liquidation preferences or redemption rights;

                     (iv) redeem, purchase or otherwise acquire any Parity Securities or Junior Securities (or pay into a sinking fund for such purpose); provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock at the original purchase price from employees, officers, directors or other persons performing services for this Corporation;

                  9. No Reissuance. No share or shares of Series A Preferred Stock or Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and restored to the status of undesignated Preferred Stock.

                  THIRD: The foregoing amendment and restatement of the Corporation's Certificate of Designation was approved by the holders of the requisite number of shares of capital stock of the Corporation in accordance with Section 228 of the DGCL.

                  FOURTH: The foregoing amendment and restatement of the Corporation's Certificate of Designation was duly adopted in accordance with the provisions of Sections 151, 242 and 245 of the DGCL.

                                      * * *
                            [Signature page follows.]

                  IN WITNESS WHEREOF, this Amended and Restated Certificate of Designation for Series A Preferred Stock and Series B Preferred Stock has been signed by the Chief Financial Officer of the Corporation this ____ day of _____________, 2000.




                                   ---------------------------------------------
                                   Robert L. Drury, Chief Financial Officer

--------------------------------------------------------------------------------

                                      PROXY
                               USDATA CORPORATION

--------------------------------------------------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please sign and date this proxy, and indicate how you wish to vote, on the back of this card. Please return this card promptly in the enclosed envelope. YOUR VOTE IS IMPORTANT.

When you sign and return this proxy card, you

     o appoint Robert A. Merry and Robert L. Drury, and each of them (or any substitutes they may appoint), as proxies to vote your shares, as you have instructed, at the special meeting on September 7, 2000, and at any adjournments of that meeting,

     o authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting, and

     o   revoke any previous proxies you may have signed.

IF YOU DO NOT INDICATE HOW YOU WISH TO VOTE, THE PROXIES WILL VOTE FOR APPROVAL OF ALL PROPOSALS PRESENTED AT THE SPECIAL MEETING, AND AS THEY MAY DETERMINE IN THEIR DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.

                            - FOLD AND DETACH HERE -

                               USDATA CORPORATION
                          2435 NORTH CENTRAL EXPRESSWAY
                          RICHARDSON, TEXAS 75080-2722
                         SPECIAL MEETING OF STOCKHOLDERS
                                SEPTEMBER 7, 2000

Please mark your vote as indicated in this example: [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:

    1. PROPOSAL TO APPROVE THE POTENTIAL ISSUANCE OF SHARES OF COMMON STOCK, UPON CONVERSION OF OUR SERIES B PREFERRED STOCK, THAT MAY BE EQUAL TO OR IN EXCESS OF 20% OF THE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING.

                  [ ]  FOR            [ ]  AGAINST          [ ]  ABSTAIN

    2. PROPOSAL TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO AMEND AND RESTATE THE TERMS OF THE EXISTING SERIES A PREFERRED STOCK.

                  [ ]  FOR            [ ]  AGAINST          [ ]  ABSTAIN

    3. PROPOSAL TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 22,000,000 TO 40,000,000.

                  [ ]  FOR            [ ]  AGAINST          [ ]  ABSTAIN


Signature:                                    Date:
           ------------------------------           ----------------------------

Signature:                                    Date:
           ------------------------------           ----------------------------

YOU MUST SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD. If shares are jointly owned, you must both sign. Include your title if you are signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership.